Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Asana, Inc. of our report dated March 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Asana, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2022. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 24, 2022